EXHIBIT 10.27.3
FOURTH AMENDMENT TO LEASE
     THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 21st day of December, 2005 (the “Reference Date”) by and between TRINET ESSENTIAL FACILITIES XXVI, INC., a Maryland corporation (“Landlord”), and WESTERN DIGITAL TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S
     A. SOUTH BAY/EDENVALE ASSOCIATES, a California general partnership (“South Bay”), predecessor-in-interest to Landlord, and WESTERN DIGITAL CORPORATION, a Delaware corporation (“WDC”), now known as Western Digital Technologies, Inc., entered into that certain Lease Agreement dated as of June 3, 1996 (the “Original Lease”) with respect to certain premises commonly known as 5863 Rue Ferrari Drive, City of San Jose, County of Santa Clara, State of California (the “Original Premises”), containing 130,925 square feet of space. The Original Premises are sometimes referred to as “Building A”.
     B. South Bay and WDC entered into a First Amendment dated as of August 7, 1996 (the “First Amendment”). Landlord and Tenant entered into a Second Amendment to Lease dated as of April 6, 2004 (the “Second Amendment”) and a Third Amendment to Lease dated as of March 1, 2005 (the “Third Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to herein collectively as the “Lease”.
     C. The Lease is scheduled to expire on March 31, 2015, subject to Tenant’s option to extend set forth in Section 15 of the Third Amendment.
     D. The Third Amendment documented Tenant’s expansion into a portion of the building adjacent to the Original Premises which is commonly known as 5853 Rue Ferrari Drive and referred to in the Third Amendment as “Building B”. The portion of Building B into which Tenant expanded is referred to as the “Expansion Premises” and is commonly known as Suite 150.
     E. In conjunction with Landlord’s proposed leasing of the remainder of Building B to an unrelated party (“Adjacent Tenant”), Landlord and Tenant acknowledge and agree that (i) the Electrical Room (as defined in Section 2 below) shall become a common area within Building B and (ii) Landlord has reconfigured a portion of the Expansion Premises as more particularly shown on the attached Exhibit A, in each case resulting in a slight reduction in the square footage of the Expansion Premises. The parties therefore desire to amend the Lease to reflect the changes thereto triggered by such reductions in square footage and to memorialize certain other agreements reached by the parties.

A G R E E M E N T
     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.
     1. Defined Terms; Recitals. All capitalized terms used but not defined herein shall have the same meanings as are given such terms in the Lease. The Recitals set forth above are incorporated herein by this reference.
     2. Electrical Room. Effective as of March 1, 2005, the Building B main electrical room located at the rear of the Expansion Premises (the “Electrical Room”) shall be deemed a common area for all purposes under the Lease, with access thereto limited to Landlord, Tenant and Adjacent Tenant and their respective authorized agents.
     3. Expansion Premises. Effective as of March 1, 2005, the Expansion Premises (which includes the fifty percent (50%) of Building C added to the Premises under the Third Amendment) shall be deemed to contain 81,689 square feet of space. The Expansion Premises is shown on the replacement Exhibit A attached hereto and incorporated herein for all purposes. The total square footage of the Premises leased to Tenant under the Lease is 212,614. Accordingly (and recognizing that a portion of the Expansion Premises square footage reflects a proportionate allocation of certain common areas in Building B), Tenant’s Pro Rata Share of the industrial project in which Buildings A and B are located shall be 74.25%. Tenant’s Pro Rata Share of Building B shall be 52.56%.
     4. Monthly Installments of Rent. Notwithstanding any provision of the Lease to the contrary, including Section 4 of the Third Amendment, effective March 1, 2005, Tenant shall pay to Landlord Monthly Installments of rent for the Premises in lawful money of the United States in the following amounts:

Months	Monthly Installment Amount
March 1, 2005 – September 30, 2005	$78,555.00
October 1, 2005 – February 28, 2006	$127,568.40
March 1, 2006 – February 28, 2007	$131,395.45
March 1, 2007 – February 29, 2008	$135,337.32
March 1, 2008 – February 28, 2009	$139,397.44
March 1, 2009 – February 28, 2010	$143,579.36
March 1, 2010 – February 28, 2011	$147,886.74
March 1, 2011 – February 29, 2012	$152,323.34
March 1, 2012 – February 28, 2013	$156,893.04
March 1, 2013 – February 28, 2014	$161,599.83
March 1, 2014 – March 31, 2015	$166,447.83
Nothing herein shall be construed as altering Tenant’s obligation under the Lease to pay all other charges coming due during the remainder of the Term for the Premises in accordance with the terms of the Lease, including without limitation Tenant’s Pro Rata Share of Common Area Charges, Property Taxes and insurance premiums.
     5. Operational Matters. In light of the pending lease with Adjacent Tenant for the remainder of Building B, and notwithstanding anything to the contrary in the Lease, Landlord and Tenant agree as follows, effective as of the date hereof:
          (a) Fire/Life Safety System. Throughout the Lease Term, the Building B fire/life safety system affecting the entirety of Building B shall be under Landlord’s sole control and Tenant shall not in any way interfere with the operation thereof (subject to emergency circumstances); provided, however, that Landlord shall cause Tenant’s emergency contact to be included on the telephone call list in conjunction with any fire/life safety emergencies at Building B. Landlord’s expenses incurred for the repair, maintenance and replacement of the Building B fire/life safety system shall be reimbursed by Tenant on a proportionate basis in accordance with the terms of the Lease as modified hereby. Nothing herein shall be construed to limit Tenant from installing and maintaining, at its sole cost, supplemental fire/life safety systems in the Expansion Premise for the benefit of the Expansion Premises so long as Tenant complies with the terms of Section 13 (Alterations) of the Original Lease. Without limiting the generality of the foregoing, if any such supplemental fire/life safety systems will need to tap into the Building B sprinkler system, Tenant shall obtain Landlord’s advance approval of Tenant’s plans for same.
          (b) Roof. Landlord hereby reconfirms its obligation to install, at Landlord’s sole cost, a new roof membrane at both Building A and Building B by no later than December 31, 2007. Throughout the Lease Term, the Building B roof structure and roof membrane shall be under Landlord’s sole control. Landlord’s expenses incurred for the repair, maintenance and replacement of the Building B roof structure shall be at Landlord’s sole cost, subject to the terms of the Lease, as amended hereby. Subject to Landlord’s obligation to install, at Landlord’s sole cost, a new roof membrane on both Building A and Building B by no later than December 31, 2007 as mentioned above, Landlord’s expenses thereafter incurred for the repair, maintenance and replacement of the Building B roof membrane shall be reimbursed by Tenant on a proportionate basis in accordance with the terms of the Lease as modified hereby, provided that in all events if the repairs are necessitated by the negligence or willful misconduct of Tenant or its employees, agents or invitees, then Tenant shall reimburse Landlord for all costs incurred. If Tenant proposes to perform any alterations or improvements to the Premises which will involve penetration of the roof, Tenant shall be required to use Landlord’s chosen roofing contractor for such work. In no event may Tenant perform any work affecting the roof which would violate the terms of, or nullify, the roof warranty.
          (c) HVAC System. Notwithstanding anything to the contrary in Section 10 of the Third Amendment, effective immediately, the portion of the Building B HVAC system serving the Expansion Premises shall be maintained and serviced by Tenant at its sole cost. A diagram showing the location of the HVAC units which currently serve the Expansion Premises is attached hereto and incorporated herein as Exhibit B. Further, the parties agree that, effective immediately, Tenant shall assume responsibility, at Tenant’s sole cost, for the HVAC unit on the roof of Building C and shall maintain and repair same consistent with Tenant’s obligations for the HVAC units on Building A. Consistent with the terms of Section 10.B of the Original Lease,

Landlord shall have the right to perform any or all of the HVAC maintenance, repair and servicing responsibilities if Tenant fails to do so after notice from Landlord of same.
          (d) Electrical Room: Installation of Cabling. Adjacent Tenant (or Landlord on behalf of Adjacent Tenant) will be installing conduits, wires and other types of cabling (collectively, “Cabling”) connecting the Electrical Room with Adjacent Tenant’s premises. Such Cabling will run above the ceiling grid in the building plenum along a mutually acceptable path, and will not interfere with Tenant’s operation of its business in the Expansion Premises. Tenant shall not interfere with or otherwise disrupt such Cabling (or any other utility connections which run through the Expansion Premises but are for the benefit of the Adjacent Tenant’s premises) once installed. In the event any work Tenant proposes to perform in the Expansion Premises might disturb the Cabling or such other utility connections, Tenant shall first coordinate such work with Landlord to ensure that services provided to Adjacent Tenant are not disrupted.
          (e) Electrical Room: Access by Tenant. Tenant shall have direct access to the Electrical Room from the Expansion Premises; provided, however, that if Tenant plans to undertake any work in the Electrical Room that might alter or interfere with (i) Adjacent Tenant’s electrical panels, Cabling or any other equipment that impacts Adjacent Tenant’s premises, or (ii) Landlord’s equipment that serves all or any portion of the building, including without limitation the E-MON D-MON submetering systems, Tenant shall coordinate such work in advance with Landlord.
          (f) Electrical Room: Access by Adjacent Tenant. Tenant acknowledges that Adjacent Tenant may need to have access to the Electrical Room both in conjunction with the installation of the Cabling and from time to time thereafter for maintenance, repair and inspection purposes. Landlord agrees that Adjacent Tenant will not be granted direct access to the Electrical Room, but will be required to coordinate any such access with Landlord and be accompanied by Landlord or Landlord’s agent during any period of such access. At Landlord’s option, Landlord may delegate to Tenant responsibility for accompanying Adjacent Tenant into the Electrical Room when Adjacent Tenant requires such access. If Landlord is aware that the work to be undertaken by Adjacent Tenant in the Electrical Room might impact Tenant’s utilities or Tenant’s operations, Landlord will so advise Tenant in advance, which notice may be in writing or via telephone.
          (g) Electrical Service. Tenant acknowledges that the Building has a total of approximately 4,000 amps of power and Landlord has made available a maximum of 2,100 amps of capacity for Tenant’s use in the Expansion Premises. Tenant shall not use electrical capacity beyond the 2,100 amps described in the preceding sentence; notwithstanding the foregoing, if Tenant determines that it needs more capacity than that allocated to it hereunder, Landlord will reasonably cooperate with Tenant at Tenant’s sole cost and expense to bring more power to the Expansion Premises.
     6. Tenant Improvement Allowance. Notwithstanding anything to the contrary in the Third Amendment, all requests for funding of the Tenant Improvement Allowance (therein defined) must be received by August 31, 2006 (as opposed to February 28, 2006).

     7. Real Estate Brokers. Tenant and Landlord warrant that they have had no dealings with any brokers or agents in connection with this Amendment other than CB Richard Ellis and Cornish & Carey Commercial, whose commissions, if any, shall be paid by Landlord pursuant to a separate agreement. Landlord covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Landlord with respect to this Amendment or the negotiation hereof. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Tenant with respect to this Amendment or the negotiation hereof.
     8. Guaranty of Lease. As a condition to this Amendment, Tenant’s parent company, Western Digital Corporation, a Delaware corporation, formerly known as Western Digital Holdings, Inc., shall execute and deliver to Landlord a copy of this Amendment in which they have acknowledged their continuing liability under the Guaranty of Lease previously executed by Western Digital Corporation.
     9. Tenant’s Authority. Tenant hereby covenants and warrants that (a) Tenant is in good standing under the laws of the States of California and Delaware; (b) Tenant has full power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Amendment; and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.
     10. Landlord’s Authority. Landlord hereby covenants and warrants that (a) Landlord is in good standing under the laws of the States of California and Delaware; (b) Landlord has full power and authority to enter into this Amendment and to perform all Landlord’s obligations under the Lease, as amended by this Amendment; and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Landlord is duly and validly authorized to do so.
     11. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
     12. Entire Agreement. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.
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     13. Lease in Full Force and Effect. Tenant hereby affirms that, as of the Reference Date hereof, Landlord has fulfilled all its duties in compliance with the Lease, no breach or default by either party has occurred, and the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, (i) is hereby ratified and (ii) is in full force and effect with no defenses or offsets thereto.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:		TENANT:

TRINET ESSENTIAL FACILITIES XXVI,		WESTERN DIGITAL TECHNOLOGIES, INC.,
INC., a Maryland corporation		a Delaware corporation

By:	/s/ Erich Stiger	By:	/s/ Cindy M. Campos

Name:	Erich Stiger	Name:	Cindy M. Campos
Its:	Senior Vice President	Its:	Real Estate Specialist
Guarantor’s Acknowledgment:
     The undersigned Guarantor, pursuant to that certain Guaranty of Lease dated as of March ___, 2005, hereby reaffirms and ratifies the guaranty of Tenant’s obligations under the Lease, as amended by the foregoing Fourth Amendment to Lease.

GUARANTOR:	WESTERN DIGITAL CORPORATION,
a Delaware corporation

	By:	/s/ Raymond M. Bukaty

	Name:	Raymond M. Bukaty
	Title:	Senior Vice President Administrator General Counsel and Secretary

	Dated:	December 21, 2005

EXHIBIT A
DIAGRAM OF BUILDING B
SHOWING LOCATION OF EXPANSION PREMISES
See attached

A-1

A-2

EXHIBIT B
DIAGRAM OF EXPANSION PREMISES SHOWING
LOCATION OF HVAC UNITS CURRENTLY SERVING THE EXPANSION PREMISES
See attached
Note: Area A on the attached Diagram
shows the location of the HVAC Units currently serving the Expansion Premises.

B-1

B-2